Exhibit 99.7(d)

AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Transfer Agency Services Agreement (the “Agreement”) by and between PFPC INC., a Massachusetts corporation (“PFPC”), and each of the undersigned investment companies (each, the “Fund”) is made as of May 14, 2007. Capitalized terms used but not defined herein shall have the same meaning as in the Agreement.

1. Services. In addition to the services set forth in the Agreement, PFPC shall provide to the Fund the services set forth in Schedule A hereto relating to the obligations of the Fund under Rule 22c-2 under the Investment Company Act of 1940, as amended ("Rule 22c-2”), and the Fund will pay to PFPC the fees and charges in respect of such services set forth in Schedule B hereto. The Fund will enter into agreements with financial intermediaries (collectively, “Financial Intermediaries”) under the terms of which such Financial Intermediaries will be instructed to provide data to PFPC pursuant to Rule 22c-2 relating to transactions in the Fund's shares. PFPC shall not be liable to the Fund, its investors or any agents of the Fund, including its investment advisor(s), for any errors or omissions in any data provided to PFPC by any Financial Intermediaries or for compliance by the Fund with Rule 22c-2. PFPC's sole obligation under this Section 1 shall be to provide the Fund with access to information relating to transactions in the Fund's shares based solely on information provided to PFPC by Financial Intermediaries.

2. Systems. In providing the services described in Schedule A hereto, PFPC may, pursuant to licenses or other agreements (collectively, "Third Party Agreements”) with one or more unrelated parties (collectively, “Third Party Providers”), utilize information, data, technology and systems (collectively, “Third Party Systems”) licensed or otherwise provided to PFPC by such Third Party Providers, at PFPC's own expense. The Fund will not use or disclose any information relating to Third Party Systems provided, however, that information relating to Third Party Systems may be disclosed (i) to the extent required by the request of any regulatory or governmental authority having jurisdiction over the Fund; (ii) under court process or pursuant to statutory requirement; (iii) to any of the Fund's Representatives on a “need-to-know” basis in connection with their provision of services to the Fund (it being understood that such Representatives will be informed by the Fund of the contents of this Amendment and that, by receiving such information, such Representatives are agreeing to be bound by this Amendment, and that the Fund shall remain liable for any breach of this Amendment by the Fund's Representatives); or (iv) after having obtained written consent from us. For purposes of this section, “information relating to Third Party Systems” does not include information which was or becomes available to the Fund or any of its Representatives on a non-confidential basis from a source other than PFPC, provided that neither the Fund nor any of its Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to PFPC to keep such information confidential. For purposes hereof, “Representatives” means the Fund's directors, partners, members, officers, employees, legal and financial advisors, accountants and other agents and representatives, as the case may be.

3. Indemnification. The Fund agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) caused by PFPC's acceptance of, or the performance of its duties and obligations enumerated under, this Amendment, including any exhibit hereto, except that neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Amendment. The provisions of this Section 3 shall survive termination of this Agreement.

4. Responsibility of PFPC.

(a)            PFPC shall be under no duty to take any action hereunder on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC agrees to indemnify, defend and hold harmless the Fund from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) arising out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations under this Amendment.

(b)            Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

(c)            Notwithstanding anything in this Amendment to the contrary, neither party hereto nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party or its affiliates.

(d)            PFPC's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages caused by its simple negligence and arising out of this Amendment and regardless of the form of action or legal theory shall not exceed the lesser of $100,000 or the fees received by PFPC for services provided hereunder during the six (6) months immediately prior to the date of such loss or damage. For the avoidance of doubt, this limitation of liability does not extend to any other agreements between the parties.

(e)            Any cause of action against PFPC or any of its affiliates must be brought within twelve (12) months of discovery of the basis for the cause of action.

(f)             To the extent practicable, each party shall have a duty to mitigate damages, once discovered, for which the other party may become responsible.

(g)            The provisions of this Section 4 shall survive termination of this Agreement.

5. Effective Date. This Amendment shall be effective as of the date hereof. Except as set forth in this Amendment, the Agreement shall continue in full and effect in accordance with its terms.

6. Amendments. This Amendment, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

7. Governing Law. This Amendment shall be governed by Delaware law, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PFPC Inc.

By:	/s/ Michael DeNofrio
Name:	Michael DeNofrio
Title:	Executive Vice President, Senior Managing Director

UBS FUNDS, on behalf of its series

By:	/s/ Joseph Allessie
Name:	Joseph Allessie
Title:	Vice President and Assistant Secretary

UBS FUNDS, on behalf of its series

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Vice President and Treasurer

UBS PACE SELECT ADVISORS TRUST, on behalf of its series

By:	/s/ Joseph Allessie
Name:	Joseph Allessie
Title:	Vice President and Assistant Secretary

UBS PACE SELECT ADVISORS TRUST, on behalf of its series

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Vice President and Treasurer

UBS INDEX TRUST, on behalf of its series

By:	/s/ Joseph Allessie
Name:	Joseph Allessie
Title:	Vice President and Assistant Secretary

UBS INDEX TRUST, on behalf of its series

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Vice President and Treasurer

UBS INVESTMENT TRUST, on behalf of its series

By:	/s/ Joseph Allessie
Name:	Joseph Allessie
Title:	Vice President and Assistant Secretary

UBS INVESTMENT TRUST, on behalf of its series

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Vice President and Treasurer

UBS SERIES TRUST, on behalf of its series

By:	/s/ Joseph Allessie
Name:	Joseph Allessie
Title:	Vice President and Assistant Secretary

UBS SERIES TRUST, on behalf of its series

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Vice President and Treasurer

Exhibit A
Services

•	The PFPC 22 c-2 system (the “System”) is intended to enable the Fund to manage data requests to, and to access and analyze data provided by, Financial Intermediaries as required by SEC Rule 22c-2.

•	Pursuant to agreements between the Fund and Financial Intermediaries, Financial Intermediaries will deliver to PFPC, in electronic format, information on transactions effected in Fund shares.

•	The Fund may use the System to access data that is provided to PFPC by Financial Intermediaries or that is otherwise available to PFPC through NSCC for Financial Intermediaries that are NSCC members. The Fund may also use the System to request data from non-NSCC members.

•	The System is intended to be generally available to the Fund from 8:00 am to 6:00 pm Eastern Time during regular trading days, subject to periodic unavailability due to maintenance, upgrades, testing and potential System failures. The Fund will be notified prior to the system being unavailable.

•	PFPC will work with the Fund to develop an implementation program with the objective of launching the System not later than the effective date of SEC Rule 22c-2. The implementation program will seek to identify and access sources of relevant data, including identification of omnibus accounts, Financial Intermediaries, NSCC membership status, CUSIPs, Fund shareholder accounts and Fund trading and redemption policies as set forth in the Fund's SEC registration statement and prospectuses. Designated representatives of the Fund will have access to the System. The System will be tested and de-bugged as necessary.

•	The System implementation schedule will vary depending on the profile and requirements of the Fund, but is estimated to take at least 3-6 weeks. PFPC will provide project oversight and coordination, planning and review. PFPC will also assist the Fund in testing the System and training designated Fund representatives in the use of the System.

•	PFPC will consider enhancements and improvements upon request, with fees at rates to be negotiated.

•	As part of version 2.0, the PFPC 22c-2 solution will run analytics on all third party data from the FSR Transfer Agency system against the UBS Fund's short-term trading policies and any other omnibus analytics “red flags” determined by UBS to use, review and determine if market timing has occurred or whether more detailed information is needed. Also, on a daily basis, PFPC 22c-2 solution will receive and store data, at no cost to the Fund's, from certain Financial Intermediaries until such time as UBS requests this data for analysis.

•	Should UBS determine based on the initial review or on a periodic basis to request underlying participant/shareholder data for Omnibus account types, UBS will initiate a request through the “PFPC 22c-2 Solution” and the solution will collect and analyze the data in accordance with the UBS Fund's short-teini trading policies and provide UBS with a report of accounts that have been identified as violating the UBS Funds short-term trading policy.